Exhibit 19.3

 Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report


  Collection Period                                                                                                    August, 2002
  Distribution Date                                                                                                       9/16/2002
  Transaction Month                                                                                                               3

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $2,119,999,956.92              122,838
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $410,000,000.00         1.860%                    March 17, 2003
   Class A-2 A Notes                                                200,000,000.00         2.480%                 December 15, 2004
   Class A-2 B Notes                                                655,000,000.00         1.870%                 December 15, 2004
   Class A-3 Notes                                                  392,000,000.00         3.380%                 December 15, 2005
   Class A-4 Notes                                                  249,260,000.00         3.790%                September 15, 2006
   Class B Notes                                                     60,200,000.00         4.220%                 December 15, 2006
   Class C Notes                                                     40,135,000.00         4.810%                    March 15, 2007
   Class D Certificates                                              40,135,000.00         6.000%                 November 17, 2008
                                                                     -------------
      Total                                                      $2,046,730,000.00



  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                               $7,136,243.46                $1,227.70           $7,137,471.16
  Repurchased Loan Proceeds Related to Interest                          10,740.96                     0.00               10,740.96
                                                                         ---------                     ----               ---------
      Total                                                          $7,146,984.42                $1,227.70           $7,148,212.12
  Servicer Advances:
  Principal Advances                                                         $0.00                $2,844.04               $2,844.04
  Interest Advances                                                   1,472,671.02                   403.65            1,473,074.67
                                                                      ------------                   ------            ------------
      Total                                                          $1,472,671.02                $3,247.69           $1,475,918.71
  Principal:
  Principal Collections                                             $47,379,657.11               $31,021.44          $47,410,678.55
  Prepayments in Full                                                17,301,944.31                 2,954.20           17,304,898.51
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                        922,764.58                     0.00              922,764.58
  Payahead Draws                                                              0.00                 2,905.76                2,905.76
                                                                              ----                 --------                --------
      Total                                                         $65,604,366.00               $36,881.40          $65,641,247.40
  Liquidation Proceeds                                                                                                  $326,665.61
  Recoveries from Prior Month Charge-Offs                                                                                      0.00
                                                                                                                               ----
      Total Principal Collections                                                                                    $65,967,913.01
  Principal Losses for Collection Period                                                                                $667,826.54
  Total Regular Principal Reduction                                                                                  $66,311,917.98
  Total Collections                                                                                                  $74,592,043.84

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                  $74,592,043.84
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt                                                                                                             0.00
                                                                                                                               ----
      Total                                                                                                          $74,592,043.84




                                     Page 1


  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report

  Collection Period                                                                                                    August, 2002
  Distribution Date                                                                                                       9/16/2002
  Transaction Month                                                                                                               3

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $1,656,724.87        $1,656,724.87                $0.00
   Amount per $1,000 of Original Balance               0.81                 0.81                 0.00

  Net Swap Payment                               $358,521.53

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                      $448,922.13          $448,922.13               $0.00                $0.00               $0.00
   Class A2 A Notes                     413,333.33           413,333.33                0.00                 0.00                0.00
   Class A2 B Notes                   1,053,822.22         1,053,822.22                0.00                 0.00                0.00
   Class A3 Notes                     1,104,133.33         1,104,133.33                0.00                 0.00                0.00
   Class A4 Notes                       787,246.17           787,246.17                0.00                 0.00                0.00
   Class B Notes                        211,703.33           211,703.33                0.00                 0.00                0.00
   Class C Notes                        160,874.46           160,874.46                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $4,180,034.97        $4,180,034.97               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class D Certificates                $200,675.00          $200,675.00               $0.00                $0.00               $0.00
                                       -----------          -----------               -----                -----               -----

  Total Note and Cert. Interest:     $4,380,709.97        $4,380,709.97               $0.00                $0.00               $0.00

  Total Available for Principal Distribution   $68,196,087.47

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount        4,484,147.22
   Third Priority Distribution Amount        40,135,000.00
   Regular Principal Distribution Amount    226,906,335.68
                                            --------------
      Principal Distribution Amount        $271,525,482.90

  Noteholder Principal Distributions:
   Class A1 Notes                                        $68,196,087.47
   Class A2 A Notes                                                0.00
   Class A2 B Notes                                                0.00
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                          $68,196,087.47

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:             $68,196,087.47

  Collections Released to Servicer                                $0.00

  Total Available for Distribution          $74,592,043.84
  Total Distribution (incl. Servicing Fee)  $74,592,043.84


                                     Page 2


  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report

  Collection Period                                                                                                    August, 2002
  Distribution Date                                                                                                       9/16/2002
  Transaction Month                                                                                                               3

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                              $166.33                    $1.09                 $167.43
  Class A2 A Notes                                               0.00                     2.07                    2.07
  Class A2 B Notes                                               0.00                     1.61                    1.61
  Class A3 Notes                                                 0.00                     2.82                    2.82
  Class A4 Notes                                                 0.00                     3.16                    3.16
  Class B Notes                                                  0.00                     3.52                    3.52
  Class C Notes                                                  0.00                     4.01                    4.01
                                                                 ----                     ----                    ----
      Total Notes                                              $33.99                    $2.08                  $36.07

  Class D Certificates                                          $0.00                    $5.00                   $5.00
                                                                -----                    -----                   -----

  Total Notes and Certificates:                                $33.32                    $2.14                  $35.46

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance        Pool Factor                      Balance        Pool Factor
  Aggregate Balance of Notes                $1,868,120,482.90       0.9309903               $1,799,924,395.43       0.8970043
  Class A1 Notes                               271,525,482.90       0.6622573                  203,329,395.43       0.4959254
  Class A2 A Notes                             200,000,000.00       1.0000000                  200,000,000.00       1.0000000
  Class A2 B Notes                             655,000,000.00       1.0000000                  655,000,000.00       1.0000000
  Class A3 Notes                               392,000,000.00       1.0000000                  392,000,000.00       1.0000000
  Class A4 Notes                               249,260,000.00       1.0000000                  249,260,000.00       1.0000000
  Class B Notes                                 60,200,000.00       1.0000000                   60,200,000.00       1.0000000
  Class C Notes                                 40,135,000.00       1.0000000                   40,135,000.00       1.0000000
  Class D Certificates                          40,135,000.00       1.0000000                   40,135,000.00       1.0000000
                                                -------------       ---------                   -------------       ---------
     Total                                  $1,908,255,482.90       0.9323435               $1,840,059,395.43       0.8990240


  Portfolio Information
  Weighted Average Coupon (WAC)                         5.19%                                           5.20%
  Weighted Average Remaining Maturity (WAM)             44.99                                           44.15
  Remaining Number of Receivables                     119,131                                         116,706
  Portfolio Receivable Balance              $1,988,069,844.38                               $1,921,757,926.40

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                       $8,617,579.48
  Specified Credit Enhancement Amount                                                                         $19,217,579.26
  Yield Supplement Overcollateralization Amount                                                               $98,256,590.72
  Target Level of Overcollateralization                                                                      $106,874,170.20

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                           $10,599,999.78
  Specified Reserve Account Balance                                                                            10,599,999.78
  Reserve Release Amount                                                                                                0.00
  Reserve Account Draws                                                                                                 0.00
  Interim Reserve Account Balance                                                                              10,599,999.78
  Reserve Account Deposits Made                                                                                         0.00
                                                                                                                        ----
  Ending Reserve Account Balance                                                                              $10,599,999.78
  Change in Reserve Account Balance                                                                                    $0.00

                                     Page 3


  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report

  Collection Period                                                                                                    August, 2002
  Distribution Date                                                                                                       9/16/2002
  Transaction Month                                                                                                               3


  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                   $326,665.61
  Recoveries from Prior Month Charge-Offs                                                                                      $0.00
  Total Principal Losses for Collection Period                                                                           $667,826.54
  Charge-off Rate for Collection Period (annualized)                                                                           0.21%
  Cumulative Net Losses for all Periods                                                                                  $420,762.56


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                           901                 $14,022,533.92
  61-90 Days Delinquent                                                                           124                  $1,927,511.34
  91-120 Days Delinquent                                                                           30                    $487,531.86
  Over 120 Days Delinquent                                                                          1                     $37,390.21

  Repossesion Inventory                                                                            72                  $1,140,335.79


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                         0.0125%
  Preceding Collection Period                                                                                                0.0343%
  Current Collection Period                                                                                                  0.2094%
  Three Month Average                                                                                                        0.0854%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                         0.0033%
  Preceding Collection Period                                                                                                0.0881%
  Current Collection Period                                                                                                  0.1328%
  Three Month Average                                                                                                        0.0747%




                                     Page 4


  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report

  Collection Period                                                                                                    August, 2002
  Distribution Date                                                                                                       9/16/2002
  Transaction Month                                                                                                               3

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $1,944,089.01                      $3,970.96
  New Advances                                                                           1,458,057.32                       3,245.86
  Servicer Advance Recoveries                                                              929,638.46                       2,070.31
                                                                                           ----------                       --------
  Ending Servicer Advances                                                              $2,472,507.87                      $5,146.51

  Current Month Interest Advances for Prepaid Loans                                        $14,613.70                          $1.83

  Payahead Account
  Beginning Payahead Account Balance                                                                                       $7,268.61
  Additional Payaheads                                                                                                      4,375.75
  Payahead Draws                                                                                                            6,017.09
                                                                                                                            --------
  Ending Payahead Account Balance                                                                                          $5,627.27



                                     Page 5